Exhibit 99.1
VOLCANO REPORTS RECORD THIRD QUARTER REVENUES
COMPANY CITES DISPOSABLE REVENUE GROWTH, EXPANDING INSTALLED BASE AND RELEASE OF FAVORABLE DATA
AROUND THE USE OF IVUS
     (SAN DIEGO, CA) November 8, 2007—Volcano Corporation (NASDAQ: VOLC), a leading provider of intravascular ultrasound (IVUS) and functional measurement (FM) products designed to enhance the diagnosis and treatment of vascular and structural heart diseases, today reported results for the third quarter and first nine months of fiscal 2007.
     For the quarter ended September 30, 2007, Volcano reported record revenues of $31.5 million, a 13 percent increase over revenues of $27.8 million in the third quarter a year ago.
     For the third quarter of 2007, the company reported a net loss on a GAAP basis of $652,000, or $0.02 per share, compared with net income of $501,000, or $0.01 per diluted share, in the same period a year ago. Excluding stock-based compensation expense of $2.0 million, the company reported net income of $1.3 million, or $0.03 per diluted share. Excluding stock-based compensation expense of $809,000, the company reported net income of $1.3 million, or $0.04 per diluted share, in the third quarter of 2006. Weighted average basic shares outstanding in the quarter were 38.7 million compared with 33.0 million in the third quarter of 2006. A reconciliation of the company’s GAAP to non-GAAP results can be found in today’s earnings news release on the company’s website at http://www.volcanocorp.com.
     Volcano ended the quarter with $92.4 million in cash and cash equivalents and short-term available-for-sale investments. This balance does not include the proceeds from the company’s stock offering completed on October 23, 2007, which generated proceeds of approximately $123 million, after deducting underwriting commissions and discounts, but before expenses.
     “Our third quarter results represent record revenues for the company and reflect our success at growing sales of our IVUS disposables and expanding our installed base of IVUS consoles. IVUS disposable revenues grew 24 percent globally and 28 percent in the United States year-over-year. Through the first three quarters of 2007, we have placed more IVUS consoles than we did in all of last year. In addition, our year-to-date growth has occurred across all our geographies,” said Scott Huennekens, president and chief executive officer of Volcano.
     “We believe the growth of our IVUS activity reflects several factors, including the ongoing release of favorable data regarding the value of IVUS in stenting procedures. There were a number of presentations at the recent Transcatheter Cardiovascular Therapeutics (TCT) meeting demonstrating that IVUS can assist interventional cardiologists in providing a more complete diagnosis and prevent stent placement-related complications. In addition, the integration and ease of use provided by our s5 consoles is facilitating adoption of IVUS within the clinical community,” Huennekens continued.

     “We are further encouraged by recent comments from stent manufacturers suggesting that stenting activity is beginning to rebound and data showing that U.S. PCI volume grew in the third quarter versus the second quarter of this year. We believe that we will benefit from these trends,” he added.
     During the quarter, the company announced a market alliance with Philips Electronics Japan to promote Volcano’s s5i IVUS system with Philips cardiovascular X-ray equipment. The company also said that it expects to have regulatory clearance in the United States for its Revolution rotational catheter on the s5 with Fractional Flow Reserve (FFR) in January 2008, and expects to have regulatory approval in Europe later this year. In Japan, the company has recently launched the Revolution on its IVG IVUS console.
     With respect to clinical trial activities, the company said recent highlights included:
•	At TCT, Volcano announced sponsorship of the first major study designed to examine the role of IVUS in accurate stent placement and reduction of clinical events. This sub-study is part of the ADAPT-DES study being administered by the Cardiology Research Foundation, which will explore outcomes for patients with coronary artery disease treated with drug-eluting stents (DES). IVUS will be used in a 3,000 patient sub-study to explore the potential benefits of IVUS-guided PCI to reduce clinical events.

•	Also at TCT, Drs. Gregg Stone and Marty Leon provided data demonstrating that IVUS can reduce thrombosis risk with DES and restonsis and thrombosis risk with bare metal stents. In addition, Dr. Renu Virmani provided data indicating that IVUS can address many of the procedural, device and lesion factors contributing to late stent thrombosis.

•	Baseline data on 700 PROSPECT trial patients was presented at TCT. Key findings demonstrated the value of IVUS in the characterization of major coronary arteries and that IVUS found at least one thin cap fibroatheroma (TCFA) in 28 percent of patients.
     For the first nine months of fiscal 2007, revenues were $90.6 million, a 23 percent increase over revenues of $73.5 million in the same period a year ago. On a GAAP basis, the company reported a net loss of $2.8 million, or $0.07 per share, versus a loss of $10.0 million, or $0.60 per share, in the same period a year ago. Included in the results for 2006 is a write-off of $1.2 million, or $0.07 per share, related to deferred debt issuance costs as a result of the company’s initial public offering. Excluding stock-based compensation expense of $4.7 million, the company reported net income of $1.9 million, or $0.04 per diluted share, in the first nine months of 2007. Excluding stock-based compensation expense of $2.3 million and the write-off of $1.2 million, the company reported a loss of $6.5 million, or $0.39 per share, in the same period a year ago.
Guidance for 2007
     Volcano is providing updated guidance for fiscal 2007. It currently expects that revenues will be in the range of $126-$128 million versus prior guidance for revenues of approximately $125 million. Gross margin for the year is expected to be 59-61 percent versus prior guidance of 60-61 percent. Operating expenses for fiscal 2007 are expected to be 67-68 percent of revenues, as the company intends to continue to accelerate its plan to increase its sales force and to build out its infrastructure to support future growth. This compares with prior guidance for operating expenses of 67-69 percent of revenues. The company expects to report a net loss on a GAAP basis of $0.09-$0.12 per share, compared with prior guidance for a loss of approximately $0.14 per share. Weighted average basic shares outstanding are expected to be approximately 40.0 million shares. This compares with prior guidance for 38.8 million basic shares. Excluding stock-based compensation, Volcano expects to report net income of $0.05-$0.07 per diluted share, assuming approximately 43.4 million weighted average diluted shares outstanding at year end. This compares with prior guidance for net income of approximately $0.04 per diluted share.
Conference Call
     The company will hold a conference call at 2 p.m., Pacific Standard Time (5 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-4887, passcode 2329894, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the website 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available until November 15 at (719) 457-0820, passcode 2329894 and via the company’s website.
Volcano Corporation
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart diseases and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires. Currently, more than 2,900 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at http://www.volcanocorp.com.
Use of Non-GAAP Financial Measure
     This news release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which results from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, and stock-based compensation is a non-cash expense. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
Forward-Looking Statements
     This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this news release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2007, regulatory approvals and the impact of obtaining regulatory approvals, market adoption of the company’s technology, the impact of clinical and other technical data, the safety and efficacy of the company’s products, the success and timing of product development and clinical trial programs, market development and product sales and use. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Contacts:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$49,579	$77,738
Short-term available-for-sale investments	42,781	17,787
Accounts receivable, net	22,801	21,575
Inventories	20,687	13,423
Prepaid expenses and other current assets	3,646	2,208

Total current assets	139,494	132,731
Restricted cash	361	352
Property and equipment, net	12,552	9,333
Intangible assets, net	9,831	11,946
Other non-current assets	720	363

	$162,958	$154,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,832	$8,209
Accrued compensation	7,223	5,993
Accrued expenses and other current liabilities	5,839	5,292
Deferred revenues	4,241	2,675
Current maturities of long-term debt	322	1,654

Total current liabilities	29,457	23,823
Long-term debt	90	66
Deferred license fee	1,188	1,375
Other	219	279

Total liabilities	30,954	25,543
Stockholders’ equity	132,004	129,182

	$162,958	$154,725

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$31,474	$27,782	$90,605	$73,517
Cost of revenues	12,285	10,560	35,466	30,248

Gross profit	19,189	17,222	55,139	43,269
Operating expenses:
Selling, general and administrative	16,005	11,769	44,271	35,027
Research and development	4,837	3,965	15,241	12,835
Amortization of intangibles	751	781	2,313	2,332

Total operating expenses	21,593	16,515	61,825	50,194

Operating income (loss)	(2,404)	707	(6,686)	(6,925)
Interest expense	(32)	(144)	(193)	(3,910)
Interest and other income, net	2,042	192	4,672	1,072

Income (loss) before provision for income taxes	(394)	755	(2,207)	(9,763)
Provision for income taxes	258	254	626	273

Net income (loss)	$(652)	$501	$(2,833)	$(10,036)

Net income (loss) per share — basic	$(0.02)	$0.02	$(0.07)	$(0.60)

Net income (loss) per share — diluted	$(0.02)	$0.01	$(0.07)	$(0.60)

Weighted-average shares outstanding — basic	38,694	32,976	38,368	16,744

Weighted-average shares outstanding — diluted	38,694	36,900	38,368	16,744

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2007
		Stock-based
		compensation	Non-GAAP
	GAAP results	expense	results
Revenues	$31,474	$—	$31,474
Cost of revenues	12,285	(181)	12,104

Gross profit	19,189	181	19,370
Operating expenses:
Selling, general and administrative	16,005	(1,437)	14,568
Research and development	4,837	(359)	4,478
Amortization of intangibles	751	—	751

Total operating expenses	21,593	(1,796)	19,797

Operating loss	(2,404)	1,977	(427)
Interest expense	(32)	—	(32)
Interest and other income, net	2,042	—	2,042

Income (loss) before provision for income taxes	(394)	1,977	1,583
Provision for income taxes	258	—	258

Net income (loss)	$(652)	$1,977	$1,325

Net income (loss) per share — basic	$(0.02)	$0.05	$0.03

Net income (loss) per share — diluted	$(0.02)	$0.05	$0.03

Weighted-average shares outstanding — basic	38,694		38,694

Weighted-average shares outstanding — diluted	38,694		41,710

	Three Months Ended September 30, 2006
		Stock-based
		compensation	Non-GAAP
	GAAP results	expense	results
Revenues	$27,782	$—	$27,782
Cost of revenues	10,560	(103)	10,457

Gross profit	17,222	103	17,325
Operating expenses:
Selling, general and administrative	11,769	(573)	11,196
Research and development	3,965	(133)	3,832
Amortization of intangibles	781	—	781

Total operating expenses	16,515	(706)	15,809

Operating income	707	809	1,516
Interest expense	(144)	—	(144)
Interest and other income, net	192	—	192

Income before provision for income taxes	755	809	1,564
Provision for income taxes	254	—	254

Net income	$501	$809	$1,310

Net income per share — basic	$0.02	$0.02	$0.04

Net income per share — diluted	$0.01	$0.02	$0.04

Weighted-average shares outstanding — basic	32,976		32,976

Weighted-average shares outstanding — diluted	36,900		36,900

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2007
		Stock-based	Write-off of
		compensation	deferred debt	Non-GAAP
	GAAP results	expense	issuance costs	results
Revenues	$90,605	$—	$—	$90,605
Cost of revenues	35,466	(434)	—	35,032

Gross profit	55,139	434	—	55,573
Operating expenses:
Selling, general and administrative	44,271	(3,486)	—	40,785
Research and development	15,241	(783)	—	14,458
Amortization of intangibles	2,313	—	—	2,313

Total operating expenses	61,825	(4,269)	—	57,556

Operating loss	(6,686)	4,703	—	(1,983)
Interest expense	(193)	—	—	(193)
Interest and other income, net	4,672	—	—	4,672

Income (loss) before provision for income taxes	(2,207)	4,703	—	2,496
Provision for income taxes	626	—	—	626

Net income (loss)	$(2,833)	$4,703	$—	$1,870

Net income (loss) per share — basic	$(0.07)	$0.12	$—	$0.05

Net income (loss) per share — diluted	$(0.07)	$0.11	$—	$0.04

Weighted-average shares outstanding — basic	38,368			38,368

Weighted-average shares outstanding — diluted	38,368			41,739

	Nine Months Ended September 30, 2006
		Stock-based	Write-off of
		compensation	deferred debt	Non-GAAP
	GAAP results	expense	issuance costs	results
Revenues	$73,517	$—	$—	$73,517
Cost of revenues	30,248	(239)	—	30,009

Gross profit	43,269	239	—	43,508
Operating expenses:
Selling, general and administrative	35,027	(1,680)	—	33,347
Research and development	12,835	(375)	—	12,460
Amortization of intangibles	2,332	—	—	2,332

Total operating expenses	50,194	(2,055)	—	48,139

Operating loss	(6,925)	2,294	—	(4,631)
Interest expense	(3,910)	—	1,246	(2,664)
Interest and other income, net	1,072	—	—	1,072

Loss before provision for income taxes	(9,763)	2,294	1,246	(6,223)
Provision for income taxes	273	—	—	273

Net loss	$(10,036)	$2,294	$1,246	$(6,496)

Net loss per share — basic and diluted	$(0.60)	$0.14	$0.07	$(0.39)

Weighted-average shares outstanding — basic and diluted	16,744			16,744

Use of Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which resulted from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, and stock-based compensation is a non-cash expense. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(Unaudited)

	Q3 ‘07	Q3 ‘06
IVUS Systems:
United States	$3.4	$3.2
Japan	0.5	3.0
Europe	1.5	0.7
Rest of World	0.5	0.9

Total IVUS Systems	$5.9	$7.8

IVUS Disposables:
United States	$10.1	$7.8
Japan	7.5	6.8
Europe	3.0	1.9
Rest of World	0.5	0.5

Total IVUS Disposables	$21.1	$17.0

FM:
United States	$1.4	$1.2
Japan	0.2	0.2
Europe	1.5	0.7
Rest of World	0.2	0.1

Total FM	$3.3	$2.2

Other	1.2	0.8

Total	$31.5	$27.8